Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 17, 2014 related to Pieris AG, in the Registration Statement (Form S-1) and related Prospectus of Pieris Pharmaceuticals, Inc. dated February 17, 2015.

/s/ Dr. Napolitano	/s/ Richter
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

February 17, 2015